UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 3, 2013

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)		92649 (Zip Code)

Registrant’s telephone number, including area code:

(714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2013, Pilot SAS, a wholly-owned French subsidiary of Quiksilver, Inc. (the “Company”), entered into an amended and restated employment agreement and related amended and restated Corporate Mandate with Pierre Agnes, the Company’s Global Head of Apparel and President – Quiksilver Europe (collectively, the “Agnes Agreement”). The Agnes Agreement is effective as of July 1, 2013 and supersedes the previous employment agreement and related Corporate Mandate between Mr. Agnes and Pilot SAS dated March 6, 2012 (collectively, the “Previous Agreement”).

The purpose of the Agnes Agreement is to include Mr. Agnes’ additional duties as the Company’s Global Head of Apparel and to update certain immaterial clauses. The Agnes Agreement also modifies the proportion of Mr. Agnes’ base compensation payable pursuant to the employment agreement and the Corporate Mandate, without increasing or decreasing such compensation. Except for the foregoing modifications, the material terms of the Agnes Agreement are substantially identical to the Previous Agreement, as described by the Company on Form 8-K filed with the Securities and Exchange Commission on March 12, 2012.

Copies of the Agnes Agreement are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	English translation of Employment Agreement between Pierre Agnes and Pilot SAS, effective July 1, 2013
10.2	English translation of Corporate Mandate between Pierre Agnes and Pilot SAS, effective July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2013	Quiksilver, Inc. (Registrant)

	By:	/s/ Richard Shields
Richard Shields
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title or Description
10.1	English translation of Employment Agreement between Pierre Agnes and Pilot SAS, effective July 1, 2013
10.2	English translation of Corporate Mandate between Pierre Agnes and Pilot SAS, effective July 1, 2013

4